THIS THIRD AMENDMENT TO REVOLVING CREDIT
AGREEMENT is made as of this 28th day of February, 1998 by and between PERFORMANCE FOOD GROUP COMPANY (the "Borrower"), a Tennessee corporation whose mailing address is 6800
Paragon Place, Suite 500, Richmond, Virginia 23230, and FIRST
UNION NATIONAL BANK ("First Union"), formerly First Union
National Bank of Virginia, a national banking association, as
Administrative Agent and as the Lender.  The Borrower and First Union
are parties to a Revolving Credit Agreement dated as of July 8, 1996, as amended by an Amendment No. 1 to Revolving Credit Agreement dated as of August 28, 1997 and as amended by a Second Amendment No. 1 to
Revolving Credit Agreement dated as of December 15, 1997 (the
Revolving Credit Agreement as so amended, the "Agreement").  The
Borrower has requested that First Union amend the Agreement further as herein provided, and First Union is willing to do so upon the terms and conditions set forth herein.
ACCORDINGLY, the Borrower and First Union covenant and
agree as follows:
1.	Defined Terms.  Capitalized terms used herein and not
        otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.
2.	Maximum Line.  Section 1.36 of the Agreement is
        amended to read as follows:

        1.36    "Maximum Line" means $60,000,000.00.

3.	Revolving Line of Credit Note.  Section 1.44 of the
        Agreement is amended to read as follows:

        1.44 "Revolving Line of Credit Note" means the Promissory Note dated February _28__, 1998, as the same may be renewed, modified, or extended from time to time, evidencing the obligation of the Borrower to pay First Union National Bank the principal amount of the Revolving Loans, including the L/C Subline Loans, together with interest thereon, in the amount provided in
                 Section 2 of this Agreement.

4.	Termination Date.  The Agreement is further amended
        by adding a new Section 1.49 to read as follows:

        1.49 "Termination Date" has the meaning ascribed thereto in Paragraph (k) of Section 2.2.

5.	Unfinanced Capital Expenditures.  The present Section
        1.49 is renumbered Section 1.50.

6.	Revolving Loans.  Paragraph (k) of Section 2.2 of the
        Agreement is amended to read as follows:
                (k) The entire unpaid principal balance and all accrued and unpaid interest on the Revolving Loans shall become due and payable on, and the obligation of First
                Union to make any additional Revolving
                Loans shall terminate on the Termination
                Date (as hereinafter defined). For purposes of this Agreement, the Termination Date shall be February _28__, 2001, provided, however, that unless First Union National
                Bank advises the Borrower in writing not later than May 15 of each year, commencing on May 15, 1998, that the Termination Date will not be extended, the Termination Date will automatically be extended for a period of one year.

7.	Representations and Warranties.  To induce First
        Union to enter into this Agreement, the Borrower represents and warrants to First Union as follows:
        (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has the corporate power and authority to conduct its business as now conducted and as proposed to be conducted.
        (b) The Borrower has full corporate power and authority to enter into this Amendment and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary corporate action.
        (c) This Amendment, the Agreement as amended hereby, and the Revolving Line of Credit Note constitute the valid and binding obligations of the Borrower enforceable in accordance with their terms.
        (d) There is no charter, bylaw or preference stock provision of the Borrower and no provision of any existing mortgage, indenture, contract or agreement binding on the Borrower or affecting its property that would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Amendment, the Agreement as amended hereby or the Revolving Line of Credit Note.
        (e) The consolidated balance sheet of the Borrower as of December 28, 1996 and the related consolidated statements of earnings, shareholders' equity and cashflows for the period then ended certified by KPMG Peat Marwick, LLP, heretofore delivered to First Union, are complete and correct and fairly present the financial condition of the Borrower and its Subsidiaries and the results of their operations and cashflows as of the date and for the period referred to therein and have been prepared in accordance with GAAP. The unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of September 27, 1997 and the related consolidated statement of earnings for the period then ended, heretofore delivered to First Union, are complete and correct and fairly present the financial conditions of the Borrower and its Subsidiaries and the results of their operations, subject to normal year-end adjustments. There has been no material adverse change in the financial condition or operations of the Borrower and its Subsidiaries since the date of said balance sheets and there has been no other material adverse change in the Borrower and its Subsidiaries.
         (f) No Event of Default has occurred and no event has occurred and no condition exists which with the giving of notice or the lapse of time or both would constitute such an Event of Default. No consent of any other person not previously received and no consent or authorization of, filing with or other act by or with respect to any governmental authority is required in connection with the execution, delivery or performance by the Borrower of, or the validity or enforceability of this Third Amendment, the validity or enforceability of the Agreement as amended hereby or the validity or enforceability of the Revolving Line of Credit Note.
          (g) Each of the representations and warranties contained in Sections 3.7 through 3.21 of the Agreement is true and correct with the same effect as though such representation was made as of the date of this Amendment.

8.	Prior Agreement.  Except as otherwise expressly
amended by this Amendment, the Agreement is and shall continue to be in full force and effect in accordance with its terms. The Borrower and First Union further covenant and agree that each reference in any note, agreement or other document to the Agreement shall be deemed to refer to the Agreement as amended by this Third Amendment and as it may be amended from time to time hereafter.

9.	Governing Law.  This Amendment shall be governed by,
and construed and interpreted in accordance with, the laws of the Commonwealth of Virginia.
IN WITNESS WHEREOF, Performance Food Group Company and First Union National Bank have caused this Amendment to be executed by their duly authorized officers, all as of the date first above written.

PERFORMANCE FOOD GROUP COMPANY

By: /s/Roger L. Boeve
Its Executive Vice President & CFO

FIRST UNION NATIONAL BANK


By:/s/Bonnie Banks
Its Vice President